UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 4, 2016

American CareSource Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1170 Peachtree Street NE, Suite 2350, Atlanta, Georgia 30309
(Address of Principal Executive Offices) (Zip Code)

(404) 465-1000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2016, American CareSource Holdings, Inc. (the “Company”) appointed Robert Frye, age 63, to the additional position of Interim Chief Financial Officer. Mr. Frye replaces Adam S. Winger, the Company's President and Chief Executive Officer and Secretary, who stepped down from the position of Interim Chief Financial Officer on March 4, 2016 (the date that Mr. Frye's appointment as Interim Chief Financial Officer became effective). Prior to such appointment Mr. Frye served, and he will continue to serve, as Controller and Principal Accounting Officer of the Company.

Item 7.01. Regulation FD Disclosure.

The management of the Company will conduct meetings with members of the investment community as part of non-deal road shows and will present at one or more conferences during the spring of 2016. A copy of the investor presentation to be used during these meetings and conferences is attached to this Current Report on Form 8-K as Exhibit 99.1 and is also available at the Company's website: www.americancaresource.com.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American CareSource Holdings, Inc.

Date: March 4, 2016	By:	/s/ Adam S. Winger
Name: Adam S. Winger
Title: President and Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation